Exhibit 99.1

Contact:	Jim Crabbe Chairman VendingData™ Corporation 702-733-7195 jcrabbe@vendingdata.com	or	Yvonne L. Zappulla Managing Director Wall Street Investor Relations Corp. 212-681-4108 Yvonne@WallStreetIR.com

VendingData™ President and CEO Steven J. Blad Resigns

LAS VEGAS, Nevada — (PR NewsWire)- March 28, 2005–VendingData™ Corporation (AMEX: VNX), announced today the resignation of president and CEO Steven J. Blad on Friday, March 25, 2005. Mr. Blad also yielded his seat on the company’s Board of Directors. In his capacity as executive director of the VendingData™ Board of Directors, Mark Newburg will oversee all aspects of VendingData™‘s business. Mr. Blad will continue in a consulting role for a period of time to assist in the transition.

Mr. Newburg is currently president and chief executive officer of VirtGame Corp., a provider of innovative server-based software solutions to the gaming industry, which on February 22, 2005, agreed to be acquired by Progressive Gaming International Corporation. Mr. Newburg will maintain his role with VirtGame Corp. to assist the company until the acquisition is completed, which is expected to occur during the second quarter of 2005.

James E. Crabbe, chairman of the Board of VendingData™ commented, “Steve Blad has steered this company through its initial stages of development. Today our company is entering its commercialization phase, which requires a seasoned executive management team with a track record of growing the bottom line by stimulating revenues and running effective and efficient operations. We have created what we perceive is the industry’s leading-edge product line, and we have developed a sophisticated production facility in China. Mark’s experience will be essential to graduating our research and development effort to the commercial level, as he has already successfully transitioned several companies and divisions through this process.”

CONFERENCE CALL

VendingData™ has scheduled a conference call on March 30 to present full year 2004 financial results and to discuss the company’s future direction under its new leadership.

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Conference Call Details:

Date/Time: Wednesday, March 30, 2005 — 4:30 p.m. (ET)
Telephone Number: 800-599-9816
International Dial-In Number: 617-847-8705
Participant Pass code: 72958034

It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. The conference call can also be accessed on the Internet through CCBN at www.fulldisclosure.com. A replay of the conference call in its entirety will be available approximately one hour after its completion for 7 days by dialing 888-286-8010 (U.S.), 617-801-6888 (International) and entering the pass code 76097472.

About VendingData™ Corporation

VendingData™ Corporation is a Las Vegas-based developer, manufacturer and marketer of products for the gaming industry including the SecureDrop® System, Deck Checker™ and Random Ejection Shuffler™ line. We are committed to the cost-effective development and manufacture of additional new products as a key component of our strategy to broaden our product offerings to the gaming industry. Our products are currently installed in casinos throughout the United States, including Caesars Palace, Circus Circus, Harrah’s Entertainment, Luxor, Oneida Bingo & Casino and the Venetian. International customers include casinos in Argentina, China, Columbia, Korea, Malaysia, Peru, United Kingdom, and Uruguay. Visit the VendingData™ Web site at http://www.vendingdata.com.

This release contains forward-looking statements. Such statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the Company’s inability to meet certain milestones required for the release of a portion of the private placement proceeds, the Company’s inability to register the common stock underlying the Notes, the Company’s inability to make the semi-annual interest payments and the balloon payment of principal, the restrictions of the Company’s ability to obtain additional debt financing, the Company’s inability to comply with the terms and conditions of the Notes and the risks and factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to the Company’s Form 8-K filed in connection with the private placement of the Notes, the Form 10-QSB for the quarter ended March 31, 2004, June 30, 2004, and September 30, 2004, and, the Company’s Annual Report on form 10-KSB for the year ended December 31, 2003.

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